Chase Manhattan Bank Revolving Home Equity Loan 1995-1
Statement to Certificateholders
15-Sep-00

DISTRIBUTION IN DOLLARS
                ORIGINAL            PRIOR                                                                               CURRENT
                  FACE            PRINCIPAL                                                     REALIZED DEFERRED      PRINCIPAL
CLASS            VALUE             BALANCE          PRINCIPAL         INTEREST        TOTAL      LOSSES  INTEREST       BALANCE
  A1        357,735,172.00      97,552,289.46     4,859,382.86       575,895.96     5,435,278.82     0      0         92,692,906.60
  A2         40,000,000.00      10,907,766.08       543,349.74        63,213.53       606,563.27     0      0         10,364,416.34
   R              0                   0                 0            378,976.68       378,976.68     0      0                  0
TOTALS      397,735,172.00     108,460,055.54     5,402,732.60     1,018,086.17     6,420,818.77     0      0        103,057,322.94
  SI          8,117,044.50      40,580,703.95             0          317,829.49       317,829.49     0      0         43,012,698.29

FACTOR INFORMATION PER $1000 OF ORIGINAL FACE
                   PRIOR                                                              CURRENT             CURRENT
                 PRINCIPAL                                                           PRINCIPAL           PASS-THRU
CLASS             FACTOR         PRINCIPAL          INTEREST           TOTAL          FACTOR     CLASS      RATE
  A1             272.69415         13.583744       1.6098388         15.19358        259.110409    A1      6.86%
  A2             272.69415         13.583744       1.5803383         15.16408        259.110409    A2      6.73%
TOTALS           272.69415         13.583744       2.5597087         16.14345        259.110409    SI      0.00%
  SI             4,999.44             0            39.155815         39.15581          5,299.06

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Daniel Randall
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-7172

                                 (C) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1
15-Sep-00

Sec. 4.01(i)            Principal Collections recieved during the Collection Period                   5,506,855.85
                        Interest Collections recieved during the Collection Period                    1,248,327.98
                        Additional Draw Amount                                                          110,137.12
Sec. 4.01(iii)          Floating Allocation Percentage                                                      73.19%
                        Fixed Allocation Percentage                                                         98.00%
Sec. 4.01(iv)           Investor Certificate Interest Collections                                       867,599.80
Sec. 4.01(v)            Investor Certificate Principal Collections                                    5,396,718.73
Sec. 4.01(vi)           Seller Interest Collections                                                     317,829.49
                        Seller Principal Collections                                                    110,137.12
Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                         6,013.87
                        Accelerated Principal Distribution Amount Actually Distributed                    6,013.87
Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                                     0
                        Amount Required to be Paid by Servicer                                                   0
Sec. 4.01(xiv)          Servicing Fee                                                                    62,898.69
                        Accrued and Unpaid Servicing Fees                                                        0
Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                                     0
                        Charge Off Amounts                                                                       0
                        Charge Off Amounts allocable to Investor Certificateholders                              0
Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                       150,956,861.42
                        Pool Balance as of end of second preceding Collection Period                154,385,445.92
Sec. 4.01(xvii)         Invested Amount                                                             105,080,570.06
Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                                YES
Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                        NO
Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                              5,582.60
                        Amount Distributed to Credit Enhancer per 5.01(a)(6)                                     0
                        Unreimbursed Amounts Due to Credit Enhancer                                              0
Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                                 0
Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                           0
Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                                    378,976.68
Sec. 4.01(xxvii)        Maximum Rate                                                                         9.69%
                        Weighted Average Net Loan Rate                                                       9.69%

                                 (C) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1
15-Sep-00

Sec. 4.01(xxviii)       Minimum Seller Interest                                                       2,957,640.00
Sec. 4.01(xxix)         Required Servicer Advance                                                                0
                        Unreimbursed Required Servicer Advance                                                   0
                        Required Servicer Advance Reimbursement                                                  0
Sec. 4.01(xxx)          Spread Account Requirement                                                    1,007,620.56
                        Amount on deposit in the Spread Account (Ending Balance)                      1,007,620.56
                        Spread Account Deposit                                                            6,420.60
                        Spread Account Withdrawal                                                       162,082.84
                        Delinquencies

Group 1
Period                                                  Number                                 Principal Balance          Percentage
31-60 days                                                42                                          1,519,891.26             1.03%
61-90 days                                                6                                             118,740.11             0.08%
91-120 days                                               5                                             112,222.56             0.08%
121+ days                                                 15                                            450,165.37             0.30%
Total                                                     68                                          2,201,019.30             1.49%

                        Loans in Foreclosure
Group 1
        Number                                    Principal Balance                                Percentage
           0                                              0                                           0.00%

Loans in REO
Group 1
        Number                                    Principal Balance                                Percentage
           0                                              0                                           0.00%